Exhibit (b)(2)

DNB (UK) LIMITED	NORDEA BANK ABP NUF (previously named NORDEA BANK ABP, FILIAL I NORGE)	BNP PARIBAS S.A.	DANSKE BANK A/S	DEUTSCHE BANK AG	STANDARD CHARTERED BANK
8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF	Essendrops gate 7 NO-0107 Oslo Norway	16 Boulevard Des Italiens 75009 Paris France	Bernstorffsgade 40 1577 København V Denmark	21 Moorfields London EC2Y 9DB United Kingdom	1 Basinghall Avenue London EC2V 5DD United Kingdom

CONFIDENTIAL

30 June 2026

Diana Shipping Inc.
Pendelis 16, 175 64 Palaio Faliro
Athens, Greece

Attn: Ionannis Zafirakis

<u>Diana Shipping Inc.</u>
<u>Amendment Letter</u>

Ladies and Gentlemen:

Reference is made to the commitment letter dated 6 March 2026 entitled "Diana Shipping Inc. Senior Secured Credit Facility Commitment Letter" and entered into between, amongst others, (i) DNB (UK) Limited, Nordea Bank Abp NUF (previously named Nordea Bank Abp, filial i Norge), BNP Paribas S.A., Danske Bank A/S, Deutsche Bank AG and Standard Chartered Bank (each a **"Commitment Party"** and collectively the **"Commitment Parties"** or **"we"** or **"us"**), (ii) DNB Bank ASA, London Branch as facility agent and security agent, (iii) DNB Bank ASA as hedge coordinator and (iv) Diana Shipping Inc., a Marshall Islands corporation as borrower (the **"Borrower"** or **"you"**), together with each of the exhibits and attachments thereto (the **"Commitment Letter"**).

Unless otherwise defined in this letter (the **"Amendment Letter"**), capitalised terms shall have the meaning given to them in the Commitment Letter.

Pursuant to Section 9 *(Miscellaneous)* of the Commitment Letter, you have requested that each of the Commitment Parties agree to an extension of their commitment to 30 September 2026. This Amendment Letter sets out the terms and conditions upon which we agree to such a request.

1. <u>Agreement</u>

In consideration of the mutual agreements set forth in this Amendment Letter (and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged) and with effect from the Amendment Date, we agree:

(i) to the extension of the fixed longstop date for our commitments in the Commitment Letter until 30 September 2026; and

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(ii) that the Commitment Letter shall be amended as follows:

(A) the definition of "Termination Date" under Section 9 *(Miscellaneous)* of the Commitment Letter shall be amended so that the reference to "30 June 2026" shall be deleted and replaced with "30 September 2026";

(B) the definition of "Effective Date" in the Principal Terms appended to the Commitment Letter shall be amended so that the reference to "30 June 2026" shall be deleted and replaced with "30 September 2026";

(C) paragraph (c) of Exhibit A appended to the Commitment Letter shall be amended so that the words "[DESCRIBE ALL DEBT TO BE REPAID AT CLOSING]" shall be deleted and replaced with "all outstanding interest-bearing bank debt of the Company and its subsidiaries"; and

(D) all references to "Nordea Bank Abp, filial i Norge" shall be deleted and replaced with "Nordea Bank Abp NUF".

Our agreement to extend our commitments and to the proposed amendments to the Commitment Letter, as outlined above, shall be without prejudice to our other rights under the Commitment Letter and subject to compliance by you with all the terms of the Commitment Letter on the Amendment Date, including payment of the full amount of the accrued Commitment Fee (as such term is defined in the Term Sheet) as at 30 June 2026. Save as expressly amended by this Amendment Letter, all terms of the Commitment Letter shall remain in full force and effect.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Amendment Letter by returning to the Commitment Parties that are parties thereto (or their legal counsel), executed counterparts hereof not later than 17:30, Central European Time, on 30 June 2026. The obligations of the Commitment Parties hereunder and agreements contained herein will automatically expire at such time in the event that the Commitment Parties (or their legal counsel) have not received such executed counterparts in accordance with the immediately preceding sentence.

If you do so execute and deliver to us this Amendment Letter at or prior to such time (the **"Amendment Date"**), we agree to hold our commitment to provide the Facility in accordance with the Commitment Letter, as amended hereby.

2. Miscellaneous

Save as amended by this Amendment Letter, the provisions set forth in Section 9 *(Miscellaneous)* of the Commitment Letter regarding governing law and jurisdiction and execution formalities shall apply to this Amendment Letter, *mutatis mutandis*, as if set out in full herein and references therein to "this Commitment Letter" were references to "this Amendment Letter".

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Very truly yours,

DNB (UK) LIMITED

By: /s/ Harry Leadsom	/s/ Kelly Kouros
Name: Harry Leadsom	Kelly Kouros
Title: Authorised Signatory	Authorised Signatory

[Signature Page to Amendment Letter]

DNB BANK ASA

By: /s/ Harry Leadsom	/s/ Kelly Kouros
Name: Harry Leadsom	Kelly Kouros
Title: Authorised Signatory	Authorised Signatory

[Signature Page to Amendment Letter]

DNB BANK ASA, LONDON BRANCH

By: /s/ Harry Leadsom	/s/ Kelly Kouros
Name: Harry Leadsom	Kelly Kouros
Title: Authorised Signatory	Authorised Signatory

[Signature Page to Amendment Letter]

NORDEA BANK ABP NUF

By: /s/ Jan-Olay Egge

Name: Jan-Olay Egge

Title: Director

By: /s/ Henrik Trulsen

Name: Henrik Trulsen

Title: Director

[Signature Page to Amendment Letter]

BNP PARIBAS S.A.

By: /s/ Mathieu Vidal

Name: Mathieu Vidal

Title: Director

By: /s/ Pierre Frachon

Name: Pierre Frachon

Title: Managing Director

[Signature Page to Amendment Letter]

DANSKE BANK A/S

By: /s/ Einar Stavrum

Name: Einar Stavrum

Title: Senior Vice President

By: /s/ Tom Erik Vigen

Name: Tom Erik Vigen

Title: Senior Vice President

[Signature Page to Amendment Letter]

DEUTSCHE BANK AG

By: /s/ Ilias Katsoulis

Name: Ilias Katsoulis

Title: Authorised Signatory

By: /s/ Karina Harper

Name: Karina Harper

Title: Authorised Signatory

[Signature Page to Amendment Letter]

STANDARD CHARTERED BANK

By: /s/ Gaurav Moolwaney

Name: Gaurav Moolwaney

Title: Managing Director, Transportation Finance

[Signature Page to Amendment Letter]

Accepted and agreed by:

DIANA SHIPPING INC.

By: /s/ Ioannis Zafirakis

Name: Ioannis Zafirakis

Title: Director and President

Date: June 30, 2026

[Signature Page to Amendment Letter]